SALEM COMMUNICATIONS ANNOUNCES THIRD QUARTER 2011 TOTAL REVENUE OF $54.9 MILLION

CAMARILLO, CA November 3, 2011 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and nine months ended September 30, 2011.

Third Quarter 2011 Results

For the quarter ended September 30, 2011 compared to the quarter ended September 30, 2010:

Consolidated

•

Total revenue increased 6.8% to $54.9 million from $51.4 million;

•

Operating expenses increased 6.2% to $45.9 million from $43.2 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 6.2% to $45.9 million from $43.2 million;

•

Operating income increased 10.0% to $9.0 million from $8.2 million;

•

Net income increased to $1.5 million, or $0.06 net income per diluted share, from $0.3 million, $0.01 net income per diluted share in the prior year;

•

EBITDA increased 4.8% to $12.5 million from $11.9 million; and

•

Adjusted EBITDA increased 5.5% to $13.0 million from $12.3 million.

Broadcast

•

Net broadcast revenue increased 3.0% to $44.8 million from $43.5 million;

•

Station operating income (“SOI”) remained consistent at $15.6 million;

•

Same station net broadcast revenue increased 4.2% to $44.3 million from $42.5 million;

•

Same station SOI increased 1.7% to $15.6 million from $15.3 million; and

•

Same station SOI margin decreased to 35.2% from 36.0%.

Internet

•

Internet revenue increased 40.1% to $7.1 million from $5.1 million; and

•

Internet operating income increased 118.7% to $1.4 million from $0.6 million.

Publishing

•

Publishing revenue increased 6.8% to $3.0 million from $2.8 million; and

•

Publishing operating income increased to $0.1 million from an operating loss of $0.1 million in the prior year.

Included in the results for the quarter ended September 30, 2011 are:

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on early retirement of long-term debt due to the repurchase of $5.0 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of:

o

$0.1 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended September 30, 2010 are:

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options primarily consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 24,746,164 diluted weighted average shares for the quarter ended September 30, 2011, and 24,822,412 diluted weighted average shares for the quarter ended September 30, 2010.

Year to Date 2011 Results

For the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010:

Consolidated

•

Total revenue increased 6.5% to $162.8 million from $152.8 million;

•

Operating expenses increased 4.3% to $131.9 million from $126.5 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 7.7% to $136.3 million from $126.5 million;

•

Operating income increased 17.2% to $30.9 million from $26.4 million;

•

Net income increased to $5.2 million, or $0.21 net income per diluted share, from $1.2 million, or $0.05 net income per diluted share in the prior year;

•

EBITDA increased 12.9% to $40.9 million from $36.2 million; and

•

Adjusted EBITDA increased 0.5% to $38.6 million from $38.4 million.

Broadcast

•

Net broadcast revenue increased 2.0% to $132.9 million from $130.4 million;

•

SOI decreased 1.2% to $46.9 million from $47.5 million;

•

Same station net broadcast revenue increased 2.8% to $130.8 million from $127.3 million;

•

Same station SOI decreased 0.7% to $46.5 million from $46.8 million; and

•

Same station SOI margin decreased to 35.6% from 36.8%.

Internet

•

Internet revenue increased 46.4% to $20.9 million from $14.3 million; and

•

Internet operating income increased 80.8% to $3.6 million from $2.0 million.

Publishing

•

Publishing revenue increased 9.9% to $9.0 million from $8.2 million; and

•

Publishing operating income increased to $0.5 million from an operating loss of $0.1 million in the prior year.

Included in the results for the nine months ended September 30, 2011 are:

•

A $4.3 million gain ($2.6 million, net of tax, or $0.11 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals;

•

A $1.4 million loss ($0.8 million, net of tax, or $0.03 per share) on early retirement of long-term debt due to the repurchase and redemption of $22.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.6 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options primarily consisting of:

o

$0.4 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

Included in the results for the nine months ended September 30, 2010 are:

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early retirement of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $1.1 million non-cash compensation charge ($0.7 million, net of tax or $0.03 per share) related to the expensing of stock options primarily consisting of:

o

$0.7 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in internet operating expenses.

Per share numbers are calculated based on 24,665,649 diluted weighted average shares for the nine months ended September 30, 2011, and 24,602,258 diluted weighted average shares for the nine months ended September 30, 2010.

Balance Sheet

As of September 30, 2011, the company had $247.5 million of 9 5/8% senior secured second lien notes outstanding and had $30.5 million drawn on its revolver.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.25 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transaction was completed since July 1, 2011:

•

On September 6, 2011, we repurchased $5.0 million of our 9 5/8% Notes for $5.1 million, or at a price equal to 102 7/8% of the face value.  This transaction resulted in a $0.3 million pre-tax loss on the early retirement of debt.

The following transactions are currently pending:

•

On October 17, 2011, we entered into an agreement to acquire KTNO-AM, Dallas, Texas for $2.2 million.  We began programming the station pursuant to a Time Brokerage Agreement (“TBA”) with the current owner on November 1, 2011; and

•

On March 5, 2010, we entered into an agreement to re-acquire KTEK-AM, Houston, Texas for $3.7 million, which includes forgiveness of the promissory note that we received upon our original sale of the station.  We began programming the station pursuant to a TBA with the current owner on March 8, 2010.

Conference Call Information

Salem will host a teleconference to discuss its results on November 3, 2011 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (913) 312-0718, passcode 2454258 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 17, 2011 and can be heard by dialing (719) 457-0820, passcode 2454258 or on the investor relations portion on the company’s website, located at www.salem.cc.

Fourth Quarter 2011 Outlook

For the fourth quarter of 2011, Salem is projecting total revenue to increase 2% to 4% over fourth quarter 2010 total revenue of $54.1 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 3% to 6% as compared to the fourth quarter of 2010 operating expenses of $43.6 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and family-themed radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 96 radio stations in 37 markets, including 60 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com. Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 384-4512

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(Unaudited)
Net broadcast revenue	$43,507	$44,793	$130,386	$132,929
Internet revenue	5,052	7,079	14,254	20,873
Publishing revenue	2,832	3,024	8,198	9,009
Total revenue	51,391	54,896	152,838	162,811
Operating expenses:
Broadcast operating expenses	27,940	29,198	82,921	86,054
Internet operating expenses	4,432	5,724	12,246	17,243
Publishing operating expenses	2,962	2,890	8,270	8,541
Corporate expenses	4,154	4,285	12,140	13,040
Depreciation and amortization	3,713	3,782	10,890	11,385
(Gain) loss on disposal of assets	18	32	13	(4,343)
Total operating expenses	43,219	45,911	126,480	131,920
Operating income (loss)	8,172	8,985	26,358	30,891
Other income (expense):
Interest income	48	57	142	154
Interest expense	(7,435)	(6,826)	(22,903)	(21,125)
Loss on early retirement of long-term debt	―	(305)	(1,050)	(1,395)
Other income (expense), net	13	3	(18)	(20)
Income (loss) before income taxes	798	1,914	2,529	8,505
Provision for income taxes	455	429	1,284	3,333
Net income	$343	$1,485	$1,245	$5,172

Basic income per share	$0.01	$0.06	$0.05	$0.21

Diluted income per share	$0.01	$0.06	$0.05	$0.21

Basic weighted average shares outstanding	24,357,042	24,546,056	23,966,797	24,448,722
Diluted weighted average shares outstanding	24,822,412	24,746,164	24,602,258	24,665,649

Other Data:
Station operating income	$15,567	$15,595	$47,465	$46,875
Station operating margin	35.8%	34.8%	36.4%	35.3%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	September 30,
	2010	2011
		(Unaudited)

Assets
Cash	$828	$19
Restricted cash	100	―
Trade accounts receivable, net	29,363	30,748
Deferred income taxes	5,974	5,842
Other current assets	3,943	5,672
Property, plant and equipment, net	115,867	112,382
Intangible assets, net	404,212	398,950
Deferred financing costs	7,349	5,584
Other assets	6,850	4,014
Total assets	$574,486	$563,211

Liabilities and Stockholders' equity
Current liabilities	22,809	29,782
Long-term debt and capital lease obligations	304,416	277,586
Deferred income taxes	42,296	45,451
Other liabilities	8,561	8,122
Stockholders' equity	196,404	202,270
Total liabilities and stockholders' equity	$574,486	$563,211

Salem Communications Corporation
Supplemental Information
(in thousands)	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$218	$308	$659	$1,712
Maintenance	1,862	1,313	5,207	4,320
Total capital expenditures	$2,080	$1,621	$5,866	$6,032

Tax information
Cash tax expense	$18	$16	$270	$250
Deferred tax expense	437	413	1,014	3,083
Provision for income taxes	$455	$429	$1,284	$3,333

Tax benefit of non-book amortization	$2,616	$2,520	$7,863	$7,589

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$42,497	$44,267	$127,259	$130,805
Net broadcast revenue - acquisitions	―	141	17	657
Net broadcast revenue - dispositions	621	―	1,772	232
Net broadcast revenue - format changes	389	385	1,338	1,235
Total net broadcast revenue	$43,507	$44,793	$130,386	$132,929

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$27,185	$28,693	$80,425	$84,294
Broadcast operating expenses - acquisitions	―	157	61	672
Broadcast operating expenses - dispositions	439	15	1,235	(55)
Broadcast operating expenses - format changes	316	333	1,200	1,143
Total broadcast operating expenses	$27,940	$29,198	$82,921	$86,054

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$15,312	$15,574	$46,834	$46,511
Station operating income - acquisitions	―	(16)	(44)	(15)
Station operating income - dispositions	182	(15)	537	287
Station operating income - format changes	73	52	138	92
Total station operating income	$15,567	$15,595	$47,465	$46,875

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income (Loss) to Operating Income

Station operating income	$15,567	$15,595	$47,465	$46,875
Internet operating income	620	1,355	2,008	3,630
Publishing operating income (loss)	(130)	134	(72)	468
Less:
Corporate expenses	(4,154)	(4,285)	(12,140)	(13,040)
Depreciation and amortization	(3,713)	(3,782)	(10,890)	(11,385)
(Gain) loss on disposal of assets	(18)	(32)	(13)	4,343
Operating income	$8,172	$8,985	$26,358	$30,891

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$12,289	$12,967	$38,352	$38,559
Less:
Stock-based compensation	(373)	(165)	(1,109)	(646)
Loss on early retirement of long-term debt	―	(305)	(1,050)	(1,395)
(Gain) loss on disposal of assets	(18)	(32)	(13)	4,343
EBITDA	11,898	12,465	36,180	40,861
Plus:
Interest income	48	57	142	154
Less:
Depreciation and amortization	(3,713)	(3,782)	(10,890)	(11,385)
Interest expense	(7,435)	(6,826)	(22,903)	(21,125)
Provision for income taxes	(455)	(429)	(1,284)	(3,333)
Net income	$343	$1,485	$1,245	$5,172

	Outstanding at	Applicable
	September 30, 2011	Interest Rate
Selected Debt Data
9 5/8% senior subordinated notes	$247,500	9.63%
Revolving credit facility	30,500	3.73%